EXHIBIT 3(A)



                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             TRIANGLE BANCORP, INC.



         The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its Amended and Restated Articles of Incorporation:

      1. The name of the corporation is Triangle Bancorp, Inc.

      2. The text of the amendment to the Amended and Restated Articles of Incorporation was adopted on the 28th day of April, 1998 and approved by the shareholders of the corporation, in the manner prescribed by law.

      3. The Amended and Restated Articles of Incorporation of the corporation are amended by deleting the text of Article II and inserting in lieu thereof the following new Article II:

                  "The aggregate number of shares which the Corporation is authorized to issue is 50,000,000 shares. The shares shall be all of one class, designated as common stock."

                  IN WITNESS THEREOF, these Articles of Amendment are signed by the President of the corporation this the 28th day of April, 1998.

                                               Triangle Bancorp, Inc.



                                               By:      /s/ Michael S. Patterson
                                                        ------------------------
                                                        Michael S. Patterson
                                                        President


Prepared by and return to:
Alexander M. Donaldson, Esq.
Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, NC  27612